SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                           Current Report Pursuant to
                           Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




         Date of report (Date of earliest event reported): June 30, 1997


                            Kinnard Investments, Inc.
             (Exact Name of Registrant as Specified in its Charter)


                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)



         0-9377                                              41-0972952
(Commission File Number)                            (I.R.S. Identification No.)

                             920 Second Avenue South
                          Minneapolis, Minnesota 55402
               (Address of Principal Executive Offices; Zip Code)


                                 (612) 370-2700
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 4.  Changes in Registrant's Certifying Accountant.

     (a) On June 30, 1997 the Registrant has dismissed Deloitte & Touche, LLP ("Deloitte") as its independent auditor effective as of August 29, 1997. Deloitte's reports on the Registrant's financial statements for the past two years have not contained any adverse opinion or disclaimer of opinion, or been qualified or modified as to uncertainty, audit scope or accounting principles. The dismissal of Deloitte was recommended by the Audit Committee and approved by the Board of Directors of the Registrant.

     The Registrant dismissed Deloitte as its auditor because in the Registrant's view the filing of two class action lawsuits against the Registrant involving a company whose financial statements were also audited by Deloitte raised issues with respect to the independence of Deloitte in its service as the Registrant's auditor.

     During the Registrant's two most recent fiscal years and the subsequent interim period preceding Deloitte's dismissal, there have been no disagreements between the Registrant and Deloitte regarding any matter of the Registrant's accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its report on the Registrant's financial statements.

     (b) The Registrant is engaged in the process of retaining a new auditor but has not yet engaged one.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        KINNARD INVESTMENTS, INC.


                                        By /s/ Hilding C. Nelson
                                           Hilding C. Nelson, Chairman
Date:  July 7, 1997

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                  EXHIBIT INDEX

                                       to

                      June 30, 1997 Form 8-K Current Report


                            KINNARD INVESTMENTS, INC.



Exhibit Index                       Description

      16                            Letter from Deloitte & Touche LLP - To
                                    be filed by Amendment